NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER RESULTS

•	Second quarter 2014 net revenue of $337.6 million, as compared to $357.7 million in the comparable prior year quarter, decrease of 5.6% year-over-year

•	Second quarter 2014 non-GAAP net income of $21.4 million, as compared to $24.4 million in the comparable prior year quarter, decrease of 12.0% year-over-year

•	Second quarter 2014 non-GAAP diluted earnings per share of $0.58, as compared to $0.62 in the comparable prior year quarter, decrease of 6.5% year-over-year

•	Company expects third quarter 2014 net revenue to be in the range of $345 million to $360 million, with non-GAAP operating margin in the range of 9.5% to 10.5%

SAN JOSE, California - July 24, 2014 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the second quarter ended June 29, 2014.

Net revenue for the second quarter ended June 29, 2014 was $337.6 million, as compared to $357.7 million for the second quarter ended June 30, 2013, and $349.4 million in the first quarter ended March 30, 2014. Net income, computed in accordance with GAAP, for the second quarter of 2014 was $14.7 million, or $0.40 per diluted share. This compared to GAAP net income of $14.0 million, or $0.36 per diluted share, for the second quarter of 2013, and GAAP net income of $14.4 million, or $0.39 per diluted share, in the first quarter of 2014.

Gross margin on a non-GAAP basis in the second quarter of 2014 was 29.7%, as compared to 29.8% in the year ago comparable quarter, and 28.9% in the first quarter of 2014. Non-GAAP operating margin was 10.1% in the second quarter of 2014, as compared to 10.3% in the second quarter of 2013, and 9.7% in the first quarter of 2014. Non-GAAP net income was $0.58 per diluted share in the second quarter of 2014, as compared to non-GAAP net income of $0.62 per diluted share in the second quarter of 2013, and non-GAAP net income of $0.59 per diluted share in the first quarter of 2014.

Our non-GAAP tax rate was 36.5% in the second quarter 2014, as compared to 32.9% in the second quarter of 2013, and 35.2% in the first quarter of 2014.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related expense, impact to cost of sales from acquisition accounting adjustments to inventory, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “Revenue for the second quarter came in at the low end of guidance due to continued difficulty in Europe. We are taking proactive measures to address this by realigning the Northern European RBU and CBU sales channels. We believe this should benefit NETGEAR in the long term with the goal of gaining market share and improving profitability in this region.”

“Recently the Retail Business Unit released the Nighthawk X6, the world’s first tri-band wireless router. Tri-band technology is an important step forward in enabling the Internet of Things within the home by grouping network traffic across three WiFi bands, each working at its optimal speed. In a mixed environment of many slow and high speed devices, the Nighthawk X6 can provide up to three times the combined speed compared to previous dual band 11ac routers. The Service Provider Business Unit recently launched the new low cost 4G LTE mobile hotspot with a usage meter. Our launch partner is Telstra in Australia. It is ideal for pre-paid and BYOD (Bring Your Own Device) customers. We intend to roll it out to other geographies in the coming quarters for both the operator and retail channels.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the second quarter of 2014, we continued to leverage our strong balance sheet and cash position by repurchasing approximately 841,000 shares of NETGEAR common stock for $27.2 million, at an average price of $32.37 per share. Over the last three quarters we have returned $106.2 million in cash to shareholders through our buyback program, which represents approximately 3.3 million shares repurchased. We continue to believe that returning cash to our shareholders in excess of our operating and strategic needs is important, and that a stock repurchase program is an effective means of accomplishing this. Furthermore, we believe in our long-term growth prospects and our cash flow generation capability. We plan to remain opportunistic buyers of our stock.”

Mr. Lo continued, "For the third quarter of 2014, we are expecting net revenue to be in the range of $345 million to $360 million, with non-GAAP operating margin in the range of 9.5% to 10.5%.”

Investor Conference Call / Webcast Details
NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2014 today, Thursday, July 24, 2014 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, July 31, 2014 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13586575.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 44,000 retail locations around the globe, and through approximately 37,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2014 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue and non-GAAP operating margin; expectations regarding the timing and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding the Company’s market share and leadership position in various product categories; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 44 through 65, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2014, filed with the Securities and Exchange Commission on May 6, 2014. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 29, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$146,982	$143,009
Short-term investments	95,747	105,145
Accounts receivable, net	282,900	266,484
Inventories	194,533	224,456
Deferred income taxes	27,019	27,239
Prepaid expenses and other current assets	40,947	33,778
Total current assets	788,128	800,111
Property and equipment, net	28,151	27,194
Intangibles, net	75,180	84,118
Goodwill	155,916	155,916
Other non-current assets	30,617	26,591
Total assets	$1,077,992	$1,093,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101,403	$114,531
Accrued employee compensation	19,684	16,551
Other accrued liabilities	128,849	143,218
Deferred revenue	33,381	24,496
Income taxes payable	—	1,287
Total current liabilities	283,317	300,083
Non-current income taxes payable	14,430	13,804
Other non-current liabilities	5,779	6,260
Total liabilities	303,526	320,147
Stockholders' equity:
Common stock	36	37
Additional paid-in capital	438,150	421,901
Cumulative other comprehensive income	10	69
Retained earnings	336,270	351,776
Total stockholders' equity	774,466	773,783
Total liabilities and stockholders' equity	$1,077,992	$1,093,930

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013

Net revenue	$337,604	$349,391	$357,719	$686,995	$651,118
Cost of revenue	240,418	251,466	254,289	491,884	459,951
Gross profit	97,186	97,925	103,430	195,111	191,167
Operating expenses:
Research and development	22,476	22,181	23,981	44,657	39,319
Sales and marketing	38,179	39,911	40,406	78,090	76,795
General and administrative	11,894	11,375	12,319	23,269	24,646
Restructuring and other charges	(12)	842	1,587	830	1,557
Litigation reserves, net	68	117	3,555	185	3,603
Total operating expenses	72,605	74,426	81,848	147,031	145,920
Income from operations	24,581	23,499	21,582	48,080	45,247
Interest income	49	57	95	106	244
Other expense, net	(227)	(108)	(548)	(335)	(474)
Income before income taxes	24,403	23,448	21,129	47,851	45,017
Provision for income taxes	9,698	9,037	7,144	18,735	15,689
Net income	$14,705	$14,411	$13,985	$29,116	$29,328

Net income per share:
Basic	$0.41	$0.39	$0.36	$0.80	$0.76
Diluted	$0.40	$0.39	$0.36	$0.79	$0.75

Weighted average shares outstanding used to compute net income per share:
Basic	36,139	36,630	38,539	36,381	38,493
Diluted	36,808	37,305	39,074	37,052	39,077

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013

GAAP gross profit	$97,186	$97,925	$103,430	$195,111	$191,167
Amortization of intangible assets	2,619	2,619	2,254	5,238	3,725
Stock-based compensation expense	489	471	406	960	595
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	568	—	568
Non-GAAP gross profit	$100,294	$101,015	$106,658	$201,309	$196,055
Non-GAAP gross margin	29.7%	28.9%	29.8%	29.3%	30.1%

GAAP research and development	$22,476	$22,181	$23,981	$44,657	$39,319
Stock-based compensation expense	(1,227)	(1,396)	(1,135)	(2,623)	(1,807)
Non-GAAP research and development	$21,249	$20,785	$22,846	$42,034	$37,512

GAAP sales and marketing	$38,179	$39,911	$40,406	$78,090	$76,795
Amortization of intangible assets	(1,772)	(1,771)	(2,618)	(3,543)	(2,618)
Stock-based compensation expense	(1,401)	(1,949)	(1,310)	(3,350)	(2,540)
Non-GAAP sales and marketing	$35,006	$36,191	$36,478	$71,197	$71,637

GAAP general and administrative	$11,894	$11,375	$12,319	$23,269	$24,646
Stock-based compensation expense	(1,817)	(1,314)	(1,540)	(3,131)	(3,039)
Acquisition related expense	—	(8)	(214)	(8)	(924)
Non-GAAP general and administrative	$10,077	$10,053	$10,565	$20,130	$20,683

GAAP total operating expenses	$72,605	$74,426	$81,848	$147,031	$145,920
Amortization of intangible assets	(1,772)	(1,771)	(2,618)	(3,543)	(2,618)
Stock-based compensation expense	(4,445)	(4,659)	(3,985)	(9,104)	(7,386)
Restructuring and other charges	12	(842)	(1,587)	(830)	(1,557)
Acquisition related expense	—	(8)	(214)	(8)	(924)
Litigation reserves, net	(68)	(117)	(3,555)	(185)	(3,603)
Non-GAAP total operating expenses	$66,332	$67,029	$69,889	$133,361	$129,832

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013

GAAP operating income	$24,581	$23,499	$21,582	$48,080	$45,247
Amortization of intangible assets	4,391	4,390	4,872	8,781	6,343
Stock-based compensation expense	4,934	5,130	4,391	10,064	7,981
Restructuring and other charges	(12)	842	1,587	830	1,557
Acquisition related expense	—	8	214	8	924
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	568	—	568
Litigation reserves, net	68	117	3,555	185	3,603
Non-GAAP operating income	$33,962	$33,986	$36,769	$67,948	$66,223
Non-GAAP operating margin	10.1%	9.7%	10.3%	9.9%	10.2%

GAAP net income	$14,705	$14,411	$13,985	$29,116	$29,328
Amortization of intangible assets	4,391	4,390	4,872	8,781	6,343
Stock-based compensation expense	4,934	5,130	4,391	10,064	7,981
Restructuring and other charges	(12)	842	1,587	830	1,557
Acquisition related expense	—	8	214	8	924
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	568	—	568
Litigation reserves, net	68	117	3,555	185	3,603
Tax effect	(2,645)	(2,904)	(4,800)	(5,549)	(6,518)
Non-GAAP net income	$21,441	$21,994	$24,372	$43,435	$43,786

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.40	$0.39	$0.36	$0.79	$0.75
Amortization of intangible assets	0.12	0.12	0.12	0.24	0.16
Stock-based compensation expense	0.13	0.14	0.11	0.27	0.20
Restructuring and other charges	0.00	0.02	0.04	0.02	0.04
Acquisition related expense	—	0.00	0.01	0.00	0.02
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	0.01	—	0.01
Litigation reserves, net	0.00	0.00	0.09	0.00	0.09
Tax effect	(0.07)	(0.08)	(0.12)	(0.15)	(0.15)
Non-GAAP net income per diluted share	$0.58	$0.59	$0.62	$1.17	$1.12

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)
(Unaudited)

	Three Months Ended
	June 29, 2014	March 30, 2014	December 31, 2013	September 29, 2013	June 30, 2013

Cash, cash equivalents and short-term investments	$242,729	$240,261	$248,154	$301,418	$288,103
Cash, cash equivalents and short-term investments per diluted share	$6.59	$6.44	$6.46	$7.69	$7.37

Accounts receivable, net	$282,900	$291,251	$266,484	$269,964	$288,483
Days sales outstanding (DSO)	76	74	69	68	73

Inventories	$194,533	$201,630	$224,456	$211,275	$185,383
Ending inventory turns	4.9	5.0	4.6	4.9	5.5

Weeks of channel inventory:
U.S. retail channel	10.5	9.7	9.4	10.5	9.5
U.S. distribution channel	12.0	9.8	11.2	9.9	9.0
EMEA distribution channel	4.0	4.1	4.6	4.5	5.1
APAC distribution channel	9.0	7.1	8.5	8.2	7.3

Deferred revenue	$35,229	$32,070	$26,433	$28,049	$33,717

Headcount	1,033	1,023	1,029	1,100	1,095
Non-GAAP diluted shares	36,808	37,305	38,408	39,198	39,074

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 29, 2014		March 30, 2014		June 30, 2013		June 29, 2014		June 30, 2013
Americas	$187,534	55%	$194,779	55%	$200,848	56%	$382,313	56%	$357,524	55%
EMEA	100,436	30%	106,793	31%	108,367	30%	207,229	30%	215,492	33%
APAC	49,634	15%	47,819	14%	48,504	14%	97,453	14%	78,102	12%
Total	$337,604	100%	$349,391	100%	$357,719	100%	$686,995	100%	$651,118	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Six Months Ended
	June 29, 2014		March 30, 2014		June 30, 2013		June 29, 2014		June 30, 2013
Retail	$110,663	33%	$118,232	33%	$117,395	33%	$228,895	34%	$243,717	38%
Commercial	75,447	22%	78,863	23%	88,446	25%	154,310	22%	159,297	24%
Service Provider	151,494	45%	152,296	44%	151,878	42%	303,790	44%	248,104	38%
Total	$337,604	100%	$349,391	100%	$357,719	100%	$686,995	100%	$651,118	100%